Exhibit l

[Letterhead of Sutherland Asbill & Brennan LLP]

July 10, 2012

New Mountain Finance Corporation

787 Seventh Avenue, 48th Floor

New York, NY 10019

Re:	New Mountain Finance Corporation Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to New Mountain Finance Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form N-2 (File No. 333-180689) on April 12, 2012 (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to (i) the offer, issuance and sale from time to time pursuant to Rule 415 under the Securities Act, of up to $150,000,000 in aggregate offering amount of shares (the “Company Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) by the Company, (ii) the offer and sale from time to time of up to 20,221,938 shares (the “Unit Shares”) of Common Stock to be issued to New Mountain Finance AIV Holdings Corporation (“AIV Holdings”) in exchange for membership units (the “Units”) of New Mountain Finance Holdings, L.L.C. (“NMFH”) in accordance with the Amended and Restated Limited Liability Company Agreement of NMFH (the “LLC Agreement”), and (iii) the offer and sale from time to time of up to 3,424,964 shares (the “Selling Stockholder Shares” and together with the Unit Shares and the Company Shares, the “Shares”) of Common Stock by the stockholders of the Company, other than AIV Holdings, named under the caption “Selling Stockholders” in the Registration Statement (the “Selling Stockholders”). The Registration Statement provides that the Shares may be sold from time to time in amounts, at prices, and on terms to be set forth in one or more supplements (each, a “Prospectus Supplement” ) to the final prospectus included in the Registration Statement at the time it becomes effective (the “Prospectus”).

As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:

(i)	The Amended and Restated Certificate of Incorporation of the Company, certified as of a recent date by the Delaware Secretary of State (the “Certificate of Incorporation”);

(ii)	The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);

(iii)	A Certificate of Good Standing with respect to the Company issued by the Delaware Secretary of State as of a recent date (the “Certificate of Good Standing”); and

(iv)	The resolutions of the board of directors of the Company (the “Board”) relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, (b) the authorization of the issuance, offer and sale of the Company Shares pursuant to the Registration Statement, (c) the authorization of the issuance of the Unit Shares, and (d) the authorization of the issuance and sale of the Selling Stockholder Shares to the Selling Stockholders, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”).

New Mountain Finance Corporation

July 10, 2012

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers and employees of the Company, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

The opinions set forth below are limited to the effect of the General Corporation Law of the State of Delaware (the “DGCL”), as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and/or sale of the Shares pursuant to the Registration Statement.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter and assuming that (i) the issuance, offer and sale of the Company Shares and the Unit Shares from time to time and the final terms of such issuance, offer and sale, including those relating to price and amount of the Company Shares to be issued, offered and sold, and certain terms thereof, have been duly authorized and determined or otherwise established by proper action of the Board or a duly authorized committee thereof in accordance with the Company’s Certificate of Incorporation and the Company’s Bylaws, and are consistent with the terms and conditions for such issuance, offer and sale set forth in the Resolutions and the descriptions thereof in the Registration Statement, the Prospectus and the applicable Prospectus Supplement (such authorization or action being hereinafter referred to as the “Corporate Proceedings”), (ii) the Company Shares issued and sold pursuant to the Registration Statement have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof, (iii) the Unit Shares isued pursuant to the LLC Agreement and the Resolutions, have been delivered to, and the agreed consideration has been fully paid at the time of delivery by, AIV Holdings, (iv) upon issuance of the Company Shares pursuant to the Registration Statement and the Unit Shares pursuant to the LLC Agreement, the total number of shares of Common Stock issued and outstanding does not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation, and (v) the Certificate of Good Standing remains accurate, the Resolutions and the applicable Corporate Proceedings remain in effect, without amendment, and the Registration Statement has become effective under the Securities Act and remains effective at the time of the issuance, offer and/or sale of the Shares, we are of the opinion that:

1.	Upon completion of all Corporate Proceedings relating thereto, the issuance of the Company Shares will be duly authorized and, when issued and paid for in accordance with the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Company Shares will be validly issued, fully paid and non-assessable.

2.	The Unit Shares, when issued in exchange for the Units in accordance with the LLC Agreement and the Resolutions, will be validly issued, fully paid and non-assessable.

New Mountain Finance Corporation

July 10, 2012

3.	The Selling Stockholder Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act. Otherwise, this opinion letter may not be relied on by, or furnished to, any other person or entity without our prior written consent and without limiting the foregoing, may not be quoted, published or otherwise disseminated, without in each instance our prior written consent.

Respectfully submitted,

/s/ SUTHERLAND ASBILL & BRENNAN LLP